July 8, 2024

The Advisors’ Inner Circle Fund III

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Registration Statement Filed on Form N-14 under the Securities Act of 1933

Ladies and Gentlemen:

We hereby consent to the references to our Firm and the discussion of our Firm’s opinions regarding certain tax matters (the “Opinions”) in The Advisors’ Inner Circle Fund III’s Registration Statement filed on Form N-14 (the “Registration Statement”) under the Proxy Statement/Prospectus heading “THE PROPOSED REORGANIZATION - Federal Income Tax Considerations.” In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Further, we hereby consent to the filing of the Opinions as exhibits to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp 2222 Market Street Philadelphia, PA 19103-3007 United States	+1.215.963.5000 +1.215.963.5001